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                                 EXHIBIT 10(aa)

                  SEVERANCE AGREEMENT DUE TO CHANGE IN CONTROL
                            OF RURBAN FINANCIAL CORP.

         This AGREEMENT is made and entered into this 14th day of March, 2001, by and among Rurban Financial Corp. (the "Corporation"), a corporation organized under the laws of the State of Ohio, with its main office in Defiance, Ohio, and Kenneth A. Joyce (the "Employee"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Corporation.

         WHEREAS, the Employee serves as an executive officer of the Corporation or a wholly owned subsidiary of the Corporation:

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Employee and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

         1.       No Employment Contract

                  The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that none of the terms and conditions contained herein shall be effective until such time as there is a Change in Control as hereinafter defined in this Agreement.

         2.       Term of Agreement

                  The initial term of this Agreement shall be for a period of 36 months commencing on the date this agreement is executed (hereafter referred to as the "Anniversary Date"). Commencing on the first Anniversary Date of this Agreement, and continuing at each Anniversary Date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date (if the Board of Directors determines not to extend the term, it shall promptly so notify the Employee, with such election by the Board not to extend the term not to otherwise affect the then term of this Agreement). Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Employee reaches age sixty-five (65).

         3.       Termination for Cause

                  (a) The Employee shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination by the Corporation for "Cause" shall mean only the following events:

                           (i)      personal dishonesty;

                                                                            102.
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                           (ii)     incompetence;

                           (iii) material breach of any provision of this Agreement;

                           (iv) breach of a fiduciary duty involving personal gain or profit;

                           (v)      intentional failure to perform stated
                                    duties;

                           (vi) a willful and material breach of the policies and procedures for the operation of the Corporation provided to the Employee by formal action of the Board of Directors;

                           (vii)    willful violation of any law, rule,
                                    regulation (other than a law, rule or
                                    regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                           (viii)   willful misconduct.

                  (b)      (i)      For purposes of Paragraph 3(a)(ii),
                                    "incompetence" shall mean the Employee's performance of his duties as measured against the then prevailing standards in the Ohio banking industry.

                           (ii) For purposes of Paragraph 3(a)(vii) and 3(a)(viii), no act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Corporation.

                           (iii) For purposes of Paragraph 3(a)(vii), a cease-and-desist order shall not become final until consent by the Corporation, as the case may be, to such order, or the exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

         4.       Voluntary Termination of Agreement

                  This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Employee and the Board of Directors.

         5.       Change in Control

                  (a) If, during the term of this Agreement, there is a Change in Control of the Corporation, the Employee shall be entitled to a termination or severance payment. The amount of this severance payment shall be the benefits specified in Paragraph 6 of this Agreement.

                                                                            103.
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                  (b)      For purposes of this Agreement, a "Change in Control
                           of the Corporation" shall mean:

                           (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Corporation's voting securities;

                           (ii) the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

                           (iii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period;

                           (iv) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation;

                           (v)      the Corporation shall have sold
                                    substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

                  (c) Upon the Employee's termination of employment arising under this Paragraph 5 within one (1) year after the occurrence of a Change in Control of the Corporation, the Corporation will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Corporation (or a subsidiary of the

                                                                            104.
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Corporation, as applicable) for Employee prior to his severance. Such coverage shall cease upon the earlier of Employee's employment by another employer or twenty-four (24) months from such termination.

         6.       Termination Benefits

                  (a) Upon the occurrence of a Change in Control, the Corporation shall pay Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2 times the Employee's Compensation (as defined in Paragraph 6(b) below). The severance benefits required by Paragraph 6 shall be payable in a lump sum without reduction for time value of money or other discount at the time of a Change in Control.

                  (b) As used herein, Compensation shall mean the Employee's annual base salary for the current or the immediately preceding year, whichever is higher.

         7.       Payment of Legal Fees

                  The Corporation shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) Employee"s termination of employment including all such fee and expenses, if any, incurred in contesting or disputing any such termination of employment or (ii) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Corporation under which the Employee is or may be entitled to receive benefits.

         8.       Successor Organization

                  The obligations of the Corporation as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation, as well as any organization which assumes substantially all of the liabilities of the Corporation whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Employee and the Employee may not delegate his duties hereunder.

         9.       Notices

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                                                                            105.
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         A.       If to the Corporation, to:

                                Board of Directors
                                Rurban Financial Corp.
                                401 Clinton Street
                                Defiance, Ohio 43512

         B.       If to the Employee, to:

                        Kenneth A. Joyce
                        7420 Rawson Ct.
                        New Port Richey, FL 34655

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         10.      No Mitigation Required

                  There shall be no requirement that Employee mitigate any damages or reduce the amount of any payment provided for in this Paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 6 be reduced by any compensation earned by Employee as the result of employment by any other employer after the date of termination or otherwise.

         11.      Amendments

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12.      Paragraph Headings

                  The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                                                                            106.
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         13.      Severability

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14.      Governing Law

                  This Agreement shall, except to the extent that federal law shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         15.      Arbitration

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

This document supersedes and replaces in its entirety any Change of Control Agreement between Kenneth A. Joyce and Rurban Financial Corp. signed prior to this Agreement including a Termination Agreement dated September 29, 1998.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

WITNESSES:                              RURBAN FINANCIAL CORP.

/s/Cynthia Brieschke                    By: /s/Jean Hubbard
------------------------------              ------------------------------------

/s/Martha Waggle                        Its: Senior Vice President
------------------------------

WITNESSES:

/s/Kenneth A. Joyce                     /s/Joleen Brubaker
------------------------------          -------------------------------
(Employee)

                                                                            107.
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                                   SCHEDULE A
                                       TO
                                 EXHIBIT 10(aa)

         Agreements between Rurban Financial Corp. and certain of the executive officers of Rurban Financial Corp. substantially identical to Agreement, effective March 14, 2001, between Kenneth A. Joyce and Rurban Financial Corp.

         Effective March 14, 2001, Rurban Financial Corp. (the "Registrant") entered into Agreements with the executive officers of the Registrant identified below, which Agreements are substantially identical to the Agreement, effective March 14, 2001, between the Registrant and Kenneth A. Joyce, Chief Executive Officer of the Registrant, a copy of which is being included as Exhibit 10(aa) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 Form 10-K").

         In accordance with Rule 12b-31 promulgated under the Securities Exchange Act of 1934 and Item 601(b)(10)(iii) of Regulation S-K, the following table identifies those executive officers of the Registrant with whom the Registrant has entered into Agreements similar to that included as Exhibit 10(aa) to the 2003 Form 10-K:

       NAME                   CURRENT OFFICES HELD WITH THE REGISTRANT
------------------       ---------------------------------------------------
Robert W. Constien       President and Chief Executive of State Bank

Henry R. Thiemann        Executive Vice President and Operations Manager of
                         State Bank

                                                                            108.